Exhibit 3.22

1608875

FILED
In the office of the Secretary of State of the State of California

MAR 9 1988

/s/ MARCH FONG EU
MARCH FONG EU,
Secretary of State

ARTICLES OF INCORPORATION

OF

HL CAPITAL CORP.

The undersigned Incorporator hereby executes, acknowledges and files the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:

I.

The name of the corporation shall be:

HL CAPITAL CORP.

II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name in this State of the Corporation’s initial agent for service of process in accordance with subdivision (c) of section 202 of the California Corporations Code is:

C T Corporation System

IV.

The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is One Hundred Thousand (100,000).

V.

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI.

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the California Corporations Code.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on March 8, 1988.

/s/ Cheryl S. Rivers
Cheryl S. Rivers,
Incorporator

The undersigned declares that she is the person who executed the foregoing Articles of Incorporation and that such instrument is the out and deed of the undersigned.

/s/ Cheryl S. Rivers
Cheryl S. Rivers,